Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred Berger and Joseph R. Wekselblatt, and each of them severally, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-1, filed with the Securities and Exchange Commission on April 22, 2008 (Registration No. 333-150374), and any and all amendments, including post-effective amendments, thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Name	Position	Date

/s/ Harriet Edelman	Director	July 1, 2008
Harriet Edelman

/s/ Edward M. Straw	Director	June 26, 2008
Edward M. Straw